TWIST BIOSCIENCE CORPORATION
AMENDED AND RESTATED 2018 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT
Unless otherwise defined herein, the terms defined in the Twist Bioscience Corporation Amended and Restated 2018 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Restricted Stock Unit Award Agreement (the “Award Agreement”).
I.NOTICE OF RESTRICTED STOCK UNIT GRANT
Participant Name: [Participant Name]
You have been granted the right to receive an Award of Restricted Stock Units, subject to the terms and conditions of the Plan and this Award Agreement, as follows:
Grant Number                [Client Grant ID]
Date of Grant                [Grant Date]
Vesting Commencement Date    [Vest from Hire Date]
Number of Restricted Stock Units    [Number of Shares Granted]
Vesting Schedule:

Subject to Section 3 of the Award Agreement, the Restricted Stock Units will vest in accordance with the schedule provided on Fidelity’s NetBenefits® (https://nb.fidelity.com/public/nb/default/home).
In the event Participant ceases to be a Service Provider (or gives or is given notice of such termination) before Participant vests in the Restricted Stock Unit, the Restricted Stock Unit and Participant’s right to acquire any Shares hereunder will terminate in accordance with Section 3 of the Award Agreement.

[Signature Page Follows]

By Participant’s signature and the signature of the representative of Twist Bioscience Corporation (the “Company”) below, or by Participant otherwise accepting this Award, Participant and the Company agree that this Award of Restricted Stock Units is granted under and governed by the terms and conditions of the Plan and this Award Agreement, including the Terms and Conditions of Restricted Stock Unit Grant (attached as Part II of this Award Agreement and any country-specific addendum attached thereto), all of which are made a part of this document. Participant has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of the Plan and Award Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Award Agreement.

PARTICIPANT:                    TWIST BIOSCIENCE CORPORATION

[Signed Electronically]
Signature                        By

                            Title

II.     TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT GRANT
1.    Grant. The Company hereby grants to the individual named in the Notice of Grant attached as Part I of this Award Agreement (the “Participant”) under the Plan an Award of Restricted Stock Units, subject to all of the terms and conditions in this Award Agreement and the Plan, which is incorporated herein by reference. Subject to Section 20 of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Award Agreement, the terms and conditions of the Plan will prevail.
2.    Company’s Obligation to Pay. Each Restricted Stock Unit represents the right to receive a Share on the date it vests. Unless and until the Restricted Stock Units will have vested in the manner set forth in Section 3, Participant will have no right to payment of any such Restricted Stock Units. Prior to actual payment of any vested Restricted Stock Units, such Restricted Stock Units will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company. Any Restricted Stock Units that vest in accordance with Section 3 will be paid to Participant (or in the event of Participant’s death, to his or her estate) in whole Shares as set forth herein, subject to Participant satisfying any Tax-Related Items as set forth in Section 7. Subject to the provisions of Section 4, such vested Restricted Stock Units will be paid in whole Shares as soon as practicable after vesting, but in each such case within the period ending no later than the date that is two and one-half (2½) months from the end of the Company’s tax year that includes the vesting date. In no event will Participant be permitted, directly or indirectly, to specify the taxable year of the payment of any Restricted Stock Units payable under this Award Agreement.
3.    Vesting Schedule. Subject to Section 5, the Restricted Stock Units awarded by this Award Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant. Restricted Stock Units scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in accordance with any of the provisions of this Award Agreement, unless Participant will have been continuously a Service Provider from the Date of Grant until the date such vesting occurs. Service Provider status for purposes of this Award will end on the day that Participant is no longer actively providing services as an Employee, Director, or Independent Contractor and will not be extended by any notice period or “garden leave” that may be required contractually or under Applicable Laws. Notwithstanding the foregoing, the Administrator (or any delegate) shall have the sole and absolute discretion to determine when Participant is no longer providing active service for purposes of Service Provider status and participation in the Plan.
4.    Administrator Discretion. Notwithstanding anything in the Plan or this Award Agreement to the contrary, if the vesting of the balance, or some lesser portion of the balance, of the Restricted Stock Units is accelerated in connection with Participant’s termination as a Service Provider (provided that such termination is a “separation from service” within the meaning of Section 409A, as determined by the Company), other than due to death, and if (x) Participant is a “specified employee” within the meaning of Section 409A at the time of such termination as a Service Provider and (y) the payment of such accelerated Restricted Stock Units will result in the imposition of additional tax under Section 409A if paid to Participant on or within the six (6) month period following Participant’s termination as a Service Provider, then the payment of such accelerated Restricted Stock Units will not be made until the date six (6) months and one (1) day following the date of Participant’s termination as a Service Provider, unless the Participant dies following his or her termination as a Service Provider, in which case, the Restricted Stock Units will be paid in Shares to the Participant’s estate as soon as practicable following his or her death. It is the intent of this Award Agreement that it and all payments and benefits hereunder be exempt from, or comply with, the requirements of Section 409A so that none of the Restricted Stock Units provided under this Award Agreement or Shares issuable thereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to be so exempt or so comply. Each payment payable under this Award Agreement is intended to constitute a separate payment for purposes of U.S. Treasury Regulation Section 1.409A-2(b)(2). For purposes of this Award Agreement, “Section 409A” means Section 409A of the Code, and any final U.S. Treasury Regulations and U.S. Internal Revenue Service guidance thereunder, as each may be amended from time to time.
5.    Forfeiture upon Termination of Status as a Service Provider. Notwithstanding any contrary provision of this Award Agreement, the balance of the Restricted Stock Units that have not vested as of the time Participant’s status as a Service Provider ceases in accordance with Section 3 above and Participant’s right to acquire any Shares hereunder will immediately terminate.
6.    Death of Participant. Any distribution or delivery to be made to Participant under this Award Agreement will, if Participant is then deceased, be made to Participant’s designated beneficiary, if so allowed by the Administrator in its sole discretion, or if no beneficiary survives Participant, the administrator or executor of Participant’s estate. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any Applicable Laws or regulations pertaining to said transfer.
7.    Withholding of Taxes. Regardless of any action the Company or Participant’s employer (the “Employer”) takes with respect to any or all applicable national, local, or other tax or social contribution, withholding, required deductions, or other payments, if any, that arise upon the grant or vesting of the Restricted Stock Units or the holding or subsequent sale of Shares, and the receipt of dividends, if any, or otherwise in connection with the Restricted Stock Units or the Shares (“Tax-Related Items”), Participant acknowledges and agrees that the ultimate liability for all Tax-Related Items legally due by Participant is and remains Participant’s responsibility and may exceed any amount actually withheld by the Company or the Employer. Participant further acknowledges and agrees that Participant is solely responsible for filing all relevant documentation that may be required in relation to the Restricted Stock Units or any Tax-Related Items (other than filings or documentation that is the specific obligation of the Company or a Parent, Subsidiary, or Employer pursuant to Applicable Law) such as but not limited to personal income tax returns or reporting statements in relation to the grant, vesting or settlement of the Restricted Stock Units, the holding of Shares or any bank or brokerage account, the subsequent sale of Shares, and the receipt of any dividends. Participant further acknowledges that the Company and the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Units, including grant or vesting, the subsequent sale of Shares acquired under the Plan, and the receipt of dividends, if any; and (b) does not commit to and is under no obligation to structure the terms of the Restricted Stock Units or any aspect of the Restricted Stock Units to reduce or eliminate

Participant’s liability for Tax-Related Items, or achieve any particular tax result. Participant also understands that Applicable Laws may require varying Share or Restricted Stock Unit valuation methods for purposes of calculating Tax-Related Items, and the Company assumes no responsibility or liability in relation to any such valuation or for any calculation or reporting of income or Tax-Related Items that may be required of Participant under Applicable Laws. Further, if Participant has become subject to tax in more than one jurisdiction between the date of grant and the date of any relevant taxable event, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. Notwithstanding any contrary provision of this Award Agreement, no certificate representing the Shares will be issued to Participant, unless and until satisfactory arrangements (as determined by the Administrator) will have been made by Participant with respect to the payment of any Tax-Related Items which the Company determines must be withheld with respect to such Shares.
As a condition to the grant and vesting of the Restricted Stock Units and as set forth in Section 14 of the Plan, Participant hereby agrees to make adequate provision for the satisfaction of (and will indemnify the Company and any Parent or Subsidiary for) any Tax-Related Items. In this regard, Participant authorizes the Company and/or the Employer or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following: (i) by receipt of a cash payment from Participant; (ii) by withholding from Participant’s wages or other cash compensation paid to Participant by the Company or the Employer; (iii) withholding Shares that otherwise would be issued to Participant upon payment of the vested Restricted Share Units (provided that amounts withheld shall not exceed the amount necessary to satisfy the Company’s minimum tax withholding obligations); (iv) by withholding from proceeds of the sale of Shares acquired upon payment of the vested Restricted Share Units through a voluntary sale or a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization), or (v) by any other arrangement approved by the Administrator. Absent any determination by the Administrator to the contrary, Company, or any Parent, Subsidiary or Employer obligations for Tax-Related Items arising from the vesting and/or settlement of Restricted Stock Units into Shares, will, as a default method, be satisfied by a mandatory open market broker-assisted sale of a sufficient number of Shares acquired upon the payment of the vested Restricted Units to satisfy such obligations (“Sell-to-Cover”). Furthermore, Participant agrees to pay the Company or any Parent, Subsidiary, or Employer any Tax-Related Items that cannot be satisfied by the foregoing methods.
8.    Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant. After such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares, but prior to such issuance, Participant will not have any rights to dividends and/or distributions on such Shares.
9.    No Guarantee of Continued Service or Grants. PARTICIPANT
ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE RESTRICTED STOCK UNITS PURSUANT TO THE VESTING SCHEDULE HEREOF SHALL OCCUR ONLY BY

CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE EMPLOYER OR CONTRACTING ENTITY (AS APPLICABLE) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OF RESTRICTED STOCK UNITS OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR ANY PARENT, SUBSIDIARY, OR EMPLOYER) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE, SUBJECT TO APPLICABLE LAWS.
Participant also acknowledges and agrees that: (a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time; (b) the grant of Restricted Stock Units is voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock Units, or benefits in lieu of Restricted Stock Units even if Restricted Stock Units have been granted repeatedly in the past; (c) all decisions with respect to future awards of Restricted Stock Units, if any, will be at the sole discretion of the Company; (d) Participant’s participation in the Plan is voluntary; (e) the Restricted Stock Units and the Shares subject to the Restricted Stock Units are extraordinary items that do not constitute regular compensation for services rendered to the Company or the Employer, and that are outside the scope of Participant’s employment contract, if any; (f) the Restricted Stock Units and the Shares subject to the Restricted Stock Units are not intended to replace any pension rights or compensation; (g) the Restricted Stock Units and the Shares subject to the Restricted Stock Units are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, or end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or the Employer, subject to Applicable Laws.
10.    Address for Notices. Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company, in care of its Secretary at Twist Bioscience Corporation, 681 Gateway Blvd, South San Francisco, CA 94080, or at such other address as the Company may hereafter designate in writing.
11.    Grant is Not Transferable. Except to the limited extent provided in Section 6, this grant and the rights and privileges conferred hereby may not be transferred, assigned, pledged or hypothecated in any way (whether by operation of Applicable Laws or otherwise) and may not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

12.    Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Award Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
13.    Additional Conditions to Issuance of Stock and Imposition of Other Requirements. If at any time the Company will determine, in its discretion, that the listing, registration, qualification or rule compliance of the Shares upon any securities exchange or under any Applicable Laws, the tax code and related regulations or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or his or her estate) hereunder, such issuance will not occur unless and until such listing, registration, qualification, rule compliance, consent or approval will have been completed, effected or obtained free of any conditions not acceptable to the Company. Where the Company determines that the delivery of the payment of any Shares will violate any state, federal or foreign securities or exchange laws or other Applicable Laws, the Company will defer delivery until the earliest date at which the Company reasonably anticipates that the delivery of Shares will no longer cause such violation. The Company will make all reasonable efforts to meet the requirements of any Applicable Laws or securities exchange and to obtain any such consent or approval of any such governmental authority or securities exchange. The Company retains sole discretion to determine if and when it is appropriate to undertake any regulatory registration or filing or other administrative steps in order to achieve such compliance. The Company is under no obligation to undertake any such filing or other steps that would not otherwise be required except in relation to the Plan and grants thereunder and will not assume any liability due to the failure to complete such filing or other steps. The Company shall not be obligated to issue any Shares pursuant to the Restricted Stock Units at any time if the issuance of Shares violates or is not in compliance with any Applicable Laws, rules or regulations of the United States or any state or country.
Furthermore, the Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Restricted Stock Units and on any Shares acquired under the Plan, or take any other action, to the extent the Company determines it is necessary or advisable in order to comply with any Applicable Laws or facilitate the administration of the Plan, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. Furthermore, Participant understands that the Applicable Laws of the country in which he or she is resident at the time of grant or vesting of the Restricted Stock Units or the holding or disposition of Shares (including any rules or regulations governing securities, foreign exchange, tax, labor or other matters) may restrict or prevent the issuance of Shares or may subject Participant to additional procedural or regulatory requirements he or she is solely responsible for and will have to independently fulfill in relation to the Restricted Stock Units or the Shares. Notwithstanding any provision herein, the Restricted Stock Units and any Shares shall be subject to any special terms and conditions or disclosures as set forth in any addendum for Participant’s country (the “Country-Specific Addendum,” which forms part this Award Agreement). Participant also understands and agrees that if he works, resides, moves to, or otherwise is or becomes subject to Applicable Laws or company policies of another jurisdiction at any time, certain country-specific notices, disclaimers and/or terms and conditions may apply to him as from the date of grant, unless otherwise determined by the Company in its sole discretion.

14.    Plan Governs. This Award Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Award Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Capitalized terms used and not defined in this Award Agreement will have the meaning set forth in the Plan.
15.    Administrator Authority. The Administrator will have the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Restricted Stock Units have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Award Agreement.
16.    Electronic Delivery and Acceptance; Translation. The Company may, in its sole discretion, decide to deliver any documents related to Restricted Stock Units awarded under the Plan or future Restricted Stock Units that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company, including but not limited to the use of electronic signatures or click-through electronic acceptance of terms and conditions. If Participant has received this Award Agreement, including appendices, or any other document related to the Plan translated into a language other than English, and the meaning of the translated version is different than the English version, the English version will control.
17.    Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.
18.    Agreement Severable. In the event that any provision in this Award Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Award Agreement.
19.    Modifications to the Award Agreement. This Award Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Award Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Award Agreement, the Company reserves the right to revise this Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection to this Award of Restricted Stock Units.

20.    Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s Personal Data (as described below) by and among, as applicable, the Company, any Parent, Subsidiary, or affiliate, or third parties as may be selected by the Company for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan. Participant understands that refusal or withdrawal of consent will affect Participant’s ability to participate in the Plan; without providing consent, Participant will not be able to participate in the Plan or realize benefits (if any) from the Restricted Stock Unit.
Participant understands that the Company and any Parent, Subsidiary, affiliate, or designated third parties may hold personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company or any Parent, Subsidiary, or affiliate, details of all Restricted Stock Units or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Personal Data”). Participant understands that Personal Data may be transferred to any Parent, Subsidiary, affiliate, or third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the United States, Participant’s country (if different than the United States), or elsewhere, and that the recipient’s country may have different data privacy laws and protections than Participant’s country. In particular, the Company may transfer Personal Data to the broker or stock plan administrator assisting with the Plan, to its legal counsel and tax/accounting advisor, and to the affiliate or entity that is Participant’s employer and its payroll provider.
Participant should also refer to any data privacy policy implemented by the Company (which will be available to Participant separately and may be updated from time to time) for more information regarding the collection, use, storage, and transfer of Participant’s Personal Data.
21.    Foreign Exchange Fluctuations and Restrictions. Participant understands and agrees that the future value of the underlying Shares is unknown and cannot be predicted with certainty and may decrease. Participant also understands that neither the Company, nor any affiliate is responsible for any foreign exchange fluctuation between local currency and the United States Dollar or the selection by the Company or any affiliate in its sole discretion of an applicable foreign currency exchange rate that may affect the value of the Restricted Stock Units or Shares received (or the calculation of income or Tax-Related Items thereunder). Participant understands and agrees that any cross-border remittance made to transfer proceeds received upon the sale of Shares must be made through a locally authorized financial institution or registered foreign exchange agency and may require the Participant to provide such entity with certain information regarding the transaction.
22.    Amendment, Suspension or Termination of the Plan. By accepting this Award, Participant expressly warrants that he or she has received an Award of Restricted Stock Units under the Plan, and has received, read and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.
23.    Governing Law and Venue. This Award Agreement will be governed by the laws of the State of California, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this Award of Restricted Stock Units or this Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation will be conducted in the courts of San Francisco County, California, or the federal courts for the United States for the Northern District of California, and no other courts.
***

Country-Specific Addendum

This Addendum includes additional country-specific notices, disclaimers, and/or terms and conditions that apply to individuals who work or reside in the countries listed below and that may be material to Participant’s participation in the Plan. Such notices, disclaimers, and/or terms and conditions may also apply, as from the date of grant, if Participant moves to or otherwise is or becomes subject to the Applicable Laws or company policies of the country listed. However, because foreign exchange regulations and other local laws are subject to frequent change, Participant is advised to seek advice from his or her own personal legal and tax advisor prior to accepting the Restricted Stock Units or holding or selling Shares acquired under the Plan. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s acceptance of the Restricted Stock Units or participation in the Plan. Unless otherwise noted below, capitalized terms shall have the same meaning assigned to them under the Plan, the Notice of Restricted Stock Unit Grant and the Award Agreement. This Addendum forms part of the Award Agreement and should be read in conjunction with the Award Agreement and the Plan.

Securities Law Notice: Unless otherwise noted, neither the Company nor the Shares are registered with any local stock exchange or under the control of any local securities regulator outside the United States. The Award Agreement (of which this Addendum is a part), the Notice of Restricted Stock Unit Grant, the Plan, and any other communications or materials that Participant may receive regarding participation in the Plan do not constitute advertising or an offering of securities outside the United States, and the issuance of securities described in any Plan-related documents is not intended for public offering or circulation in Participant’s jurisdiction.

European Union (“EU”)/European Economic Area (“EEA”), Switzerland and the United Kingdom (“UK”)
Data Privacy. Where Participant is a resident of the EU/EEA, Switzerland, the UK, or elsewhere as may be applicable, the following provision applies and supplements Section 20 of the Award Agreement. Participant understands and acknowledges that:
•The data controller is the Company; queries or requests regarding the Participant’s Personal Data should be made in writing to the Company’s representative relating to the Plan or Restricted Stock Unit matters, Paula Green, SVP Human Resources, who may be contacted at: pgreen@twistbioscience.com.
•The legal basis for the processing of Personal Data is that the processing is necessary for the performance of a contract to which the Participant is a party (namely, this Award Agreement);
•Personal Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan;
•He or she may, at any time, access his or her Personal Data, request additional information about the storage and processing of Personal Data, require any necessary amendments to Personal Data without cost or exercise any other rights Participant may have in relation to his or her Personal Data under applicable law, including the right to make a complaint to an EU/EEA data protection regulator, the Federal Data Protection and Information Commissioner in Switzerland, or the UK Information Commissioner’s Office in the UK, as applicable.

Australia
Securities Law Notice. This disclosure has been prepared in connection with offers to employees in Australia under the Plan and the Award Agreement (copies of which are enclosed) (“Offer”). This Offer is made under Part 7.12 Division 1A of the Corporations Act 2001 (Cth) (“Corporations Act”) and has been prepared to ensure any offer under the Plan satisfies the conditions for exemptions granted under the Corporations Act.

Acceptance of Offer. Participant may not accept this Offer (as defined above) until at least 14 days have passed since the date Participant received the Award Agreement (the “Acceptance Period”). Participant may indicate Participant’s intention to accept the Offer during the Acceptance Period and the Company will consider the acceptance final and binding following the expiry of the Acceptance Period. Participant may withdraw Participant’s intention to accept the Offer at any time during the Acceptance Period.

General Advice Only. Any advice given to the Participant in connection with the Offer is general advice only. It does not take into account the objectives, financial situation and needs of any particular person. No financial product advice is provided in the documentation relating to the Plan and nothing in the documentation should be taken to constitute a recommendation or statement of opinion that is intended to influence the Participant in making a decision to participate in the Plan. This means that the Participant should consider obtaining his or her own financial product advice from an independent person who is licensed by the Australian Securities and Investments Commission (“ASIC”) to give such advice.

Risks of Participation in the Plan. Participation in the Plan and acquiring Shares carries inherent risks. These risks include the possibility of fluctuations (and decrease) in the price of Shares in relation to Company performance, as well as general market performance. The Participant should carefully consider these risks in light of the Participant’s investment objectives and personal circumstances.

Australian Dollar Equivalent. The Australia dollar equivalent of the current market price of the underlying Shares subject to Participant’s Restricted Stock Units may be determined by reference to the daily exchange rate published by the Reserve Bank of Australia on the relevant date. Note that the exchange rate may fluctuate, and the Australian dollar equivalent of the market price will depend on the then-current U.S. dollar/Australian dollar exchange rate. The Company will make available upon the Participant’s request the Australian dollar equivalent of the current market price of the underlying Shares subject to the Restricted Stock Units.

Settlement. Notwithstanding any discretion in the Plan or the Award Agreement to the contrary, settlement of the Restricted Stock Units shall be in Shares and not, in whole or in part, in the form of cash or other consideration.

Belgium
Foreign Ownership Reporting. If the Participant is a resident of Belgium, the Participant will be required to submit a form declaring their accounts (including where Shares acquired under an employee share plan are registered) held outside of Belgium to the National Bank of Belgium. The reporting is done once to the National Bank (except in cases of modification) and should be completed prior to filing the Participant’s annual Belgian income tax return. In addition, each year the holding of a foreign account must be confirmed in the Participant’s annual Belgian income tax return.

Brazil

Foreign Ownership Reporting. If the Participant is a tax resident of Brazil, the Participant will be required to submit an annual declaration of assets money and/or rights held outside of Brazil to the Central Bank of Brazil (“BACEN”) if the aggregate value of such assets, money and/or rights (including any Restricted Stock Units, capital gain, dividends or profit attributable to such assets) is equal to or greater than US $1,000,000. The report should be submitted on December 31 of the previous fiscal year (usually, the form should be submitted at the beginning of the year by April 5th). Quarterly reporting is also required if the total amount of the assets held abroad (including assets, money and/or rights) is equal to or higher than US $100,000,000, at the end of each quarter. However, please confirm the annual and quarterly reporting deadlines with BACEN, as they are periodically updated, and noncompliance is potentially subject to certain penalties.

Canada
Form of Settlement. Notwithstanding any discretion in the Plan or this Award Agreement, the grant of Restricted Stock Units does not provide any right for the Participant to receive a cash payment, and the Restricted Stock Units are only payable in Shares (other than as explicitly consented to by the Participant in Section 7 of the Award Agreement for tax withholding and payment purposes).

Foreign Share Ownership Reporting. If Participant is a Canadian resident, Participant’s ownership of certain foreign property (including shares of foreign corporations) in excess of CAD$100,000 may be subject to ongoing annual reporting obligations. Please refer to CRA Form T1135 (Foreign Income Verification Statement) and consult a tax advisor for further details.

Securities Law Notice. The security represented by the Restricted Stock Units is to be issued pursuant to an exemption from the prospectus requirements of applicable securities legislation in Canada. The Participant acknowledges that as long as the Company is not a reporting issuer in any jurisdiction in Canada, the Restricted Stock Units and the underlying Shares will be subject to an indefinite hold period in Canada and subject to restrictions on their transfer in Canada. Subject to the terms and conditions of the Award Agreement and applicable securities laws, the Participant is permitted to sell Shares acquired through the Plan through the designated broker appointed under the Plan, assuming the sale of such Shares takes place outside Canada via the stock exchange on which the Shares are traded.

China
Foreign Exchange and Tax Process Information. By accepting the Restricted Stock Units, you agree to the following:

Upon vesting of the Restricted Stock Units, Shares will be issued to you and deposited in your participant account held by the Company’s stock plan service provider. You may immediately sell such Shares or hold the Shares in your participant account to sell at a later date. However, you will not be permitted to move Shares out of your participant account other than upon the sale of such Shares.

Due to foreign exchange restrictions in China, you are required to immediately repatriate all proceeds received from dividend payments (if any) and/or the sale of Shares to China through a domestic special foreign exchange account that the Company has established for this purpose. Funds received upon the sale of Shares may not be reinvested or used to purchase other assets in the United States. By accepting the Restricted Stock Units, you agree to this repatriation process. Fidelity will remit the proceeds from any sale of Shares, less any commissions or other fees, directly to the Company’s special foreign exchange account.

Under the Company’s current policy, the proceeds will then be distributed to your individual USD or RMB (as specified by the Company) account, subject to the Company’ determination that you have paid (through payroll withholdings, direct reimbursement to the Employer, sell-to-cover, or other method as specified by the Company) any tax withholding amounts that are due. The Company also reserves the right to transfer a portion of or all proceeds to the Employer or to the tax authorities to pay any tax withholding amounts that are due.

You further acknowledge that any Award of Restricted Stock Units that you receive under the Plan is taxable as per personal income tax law of China. You accept that paying Personal Income Tax in China (“PIT”) is your legal responsibility and that the Employer has the obligation to withhold related PIT. You understand and agree to the procedures described to be applied to the Shares and income you may receive in relation to the Restricted Stock Units.

Please note that Share transactions are processed in U.S. Dollars. However, the calculation and submission of PIT are required to be in Chinese Yuan. You agree that the exchange rate applicable to the calculation of PIT shall be as determined by the Company in its sole discretion. Furthermore, the Company will submit a tax return and make a payment on your behalf as required under PRC law. You authorize the Company, at its discretion, to deduct PIT payable through your monthly payroll. You also agree to make immediate payment to the Company if the salary deduction is not sufficient for the required personal income tax withholding. In addition, you authorize the Company to sell a sufficient number of Shares from vested Restricted Stock Units to cover the taxes due, or to take any other measures permitted under the Plan or the Award Agreement to cover the taxes due.

If requested by the Company, you are responsible for providing a personal domestic bank account to receive the stock sale proceeds in U.S. Dollars. You are responsible for the accuracy of the account information provided to the Company and for ensuring that the bank account is able to receive deposits in U.S. Dollars. You acknowledge that the Company and the Employer will not release any proceeds to you, whether to a designated personal bank or through payroll, until the payment of the full amount of the PIT is received by the Company or the Employer (as evidenced by a tax payment slip).

Please note that the foreign exchange and tax processes that are deemed necessary or advisable by the Company in order to comply with the requirements of the State Administration Foreign Exchange and other PRC laws and to otherwise administer the Plan are subject to change. The Company may unilaterally change any of the above procedures if the Company in its sole discretion deems it necessary or advisable to make such change.

Sale of Shares Following Termination of Employment
Due to foreign exchange rules in China, you are not permitted to hold any Shares received under the Plan after 90 days following your termination of employment. Any Shares received from the previous vesting of Restricted Stock Units will be subject to sale by the end of the 90th day after termination. To comply with such sale by end of the 90th day after termination, you hereby direct and authorize the Company and Fidelity to sell your Shares at such time and you agree to sign any power of attorney or other form that may be required by the Company or Fidelity to undertake such action at such time.

Denmark
Danish Employer Statement. If Participant is subject to the Danish Act on Exercise of Options or Subscription Rights for Shares in Employment Relationships (Lov om brug af køberet eller tegningsret til aktier m.v. I ansættelsesforhold) (the “Danish Act”), Participant’s participation in the Plan is also subject to the Danish Employer Statement, which contains the information stipulated in Section 3(1) of the Danish Act and has been provided to Participant in Danish and English with this Agreement. The Danish Employer Statement can also be obtained by contacting Stockadmin@twistbioscience.com . By accepting the grant, Participant acknowledges receipt and agrees to the Danish Employer Statement.

France
Foreign Account Reporting. For residents of France with foreign accounts (including foreign brokerage accounts which hold Shares or cash), the Participant must file an informational return on an annual basis to the Bank of France. This informational return is generally required to be submitted following the end of the tax year, along with the Participant’s annual personal income tax return. In addition, residents of France with foreign account balances in excess of EUR 1 million or its equivalent must report monthly to the Bank of France.

Consent to Receive Information in English. By accepting the Restricted Stock Units, Participant confirms having read and understood the Plan and the Award Agreement, which were provided in the English language. The Participant accepts the terms of those documents accordingly.

En acceptant cette attribution gratuite d’actions, le Participant confirme ainsi avoir lu et comprenez le Plan et ce Contrat, incluant tous leurs termes et conditions, qui ont été transmis en langue anglaise. Le Participant accepte les termes en connaissance de cause.

Israel
Israel Sub-Plan. This grant is also subject to the Sub-Plan for Israeli Participants and is hereby designated as follows:

    X     102 Capital Gain Track Award
     102 Ordinary Income Track Award
     102 Non-Trustee Award
     3(9) Award

The terms used herein shall have the meaning ascribed to them in the Plan and Israeli Sub-Plan. In the event of any conflict, whether explicit or implied, between the provision of this Award Agreement and the Sub-Plan, the provisions set out in the Sub-Plan shall prevail. By accepting this grant, you acknowledge that a copy of the Israeli Sub-Plan has been provided to you. The Israeli Sub-Plan may also be obtained by contacting the Manager HR, Tel Aviv.

To the extent the Restricted Stock Unit is designated above as either a 102 Capital Gain Track Award or a 102 Ordinary Income Track Award, Participant declares and acknowledges that he or she: (i) fully understands that Section 102 applies to the Restricted Stock Unit specified in this Notice of Restricted Stock Unit Grant and Award Agreement; (ii) understands the provisions of Section 102, the tax track chosen and the implications thereof; (iii) agrees to the terms of the Trust Agreement between the Company and the Trustee, as well as the requirements of the Israeli Tax Authority, (iv) understands that releasing the Shares from the control or holding of the Trustee prior to the termination of the Required Holding Period constitutes a violation of the terms of Section 102 and agrees to bear the relevant sanctions; (v) authorizes the Company and/or the applicable Parent, Subsidiary, or affiliate to provide the Trustee with any information required for the purpose of administering the Plan including executing its obligations under the Ordinance, the trust deed and the Trust Agreement, including without limitation information about his/her Shares, income tax rates, salary bank account, contact details and identification number; and (vii) declares that he/she is a resident of the State of Israel for tax purposes on the Grant Date and agrees to notify the Company upon any change in the residence address indicated above and acknowledges that if he/she ceases to be an Israeli resident or if his/her engagement with the Company or a Parent, Subsidiary, or affiliate is terminated, the Shares shall remain subject to Section 102, the Trust Agreement, the Plan, the Sub-Plan, and this Agreement.

The grant of the Restricted Stock Unit is conditioned upon Participant signing all documents requested by the Company, the Parent, Subsidiary, or affiliate, or the Trustee, in accordance with the Trust Agreement.

A copy of the Trust Agreement is available for Participant’s review, during normal working hours at his or her local entity’s offices.

With respect to 102 Trustee Award, the Shares issued upon exercise or vesting of such 102 Trustee Award shall be issued to and in the name of the Trustee on behalf of Participant, and shall be held by the Trustee in trust on behalf of Participant; provided, however, that in the event Participant elects to receive the Shares directly to his/her possession, the transfer from the Trustee shall be subject to the payment of any and all applicable taxes by Participant, to the satisfaction of each of the Trustee and the Company, until the full payment of required taxes, as applicable.

Further to Section 11 of the Award Agreement, with respect to 102 Trustee Award, Participant shall not sell, assign, transfer, pledge, give as a collateral, or grant any right to any third party or release from trust any Restricted Stock Unit and any Share received and/or any additional rights, including bonus shares that may be distributed to Participant in connection with such 102 Trustee Award (the “Additional Rights”), which will be allocated to the Trustee on behalf of Participant and shall be held in trust or controlled by the Trustee for the benefit of Participant, until at least the lapse of the Required Holding Period. Notwithstanding the above, if any such sale or release occurs during the Required Holding Period, the sanctions under Section 102 shall apply to and shall be borne by Participant. At the end of the Required Holding Period, the Restricted Stock Units or Shares underlying the Restricted Stock Units or any Additional Rights may be transferred to Participant upon his or her demand, but only under the condition that the tax due in accordance with Section 102 is paid to the satisfaction of the Trustee and the Company. With respect to any Award granted by the Company pursuant to Section 102(c) of the Ordinance (which provides for ordinary income Awards administered by the Trustee), the Award and all rights (if any) that accrue thereon shall be allocated or issued to the Trustee, who shall hold such Award and all rights accrued thereon (if any) in trust for the benefit of Participant and/or the Company, as the case may be, until the full payment of required taxes arising from such Award and/or rights accrued thereon (if any).

Any fees associated with any vesting, exercise, sale, transfer or any act in relation to the Awards shall be borne by the Participant, and the Trustee, the Company, and/or any Parent, Subsidiary, or affiliate shall be entitled to withhold or deduct such fees from payments otherwise due to the Participant from the Company, a Parent, Subsidiary, or affiliate, or the Trustee.

Notwithstanding Section 23 of the Award Agreement, the Ordinance will apply to the tax treatment of grants made under the Israeli Sub-Plan (and requirements and restrictions related thereto).

Securities Law Notice. If required under applicable law, the Company shall use reasonable efforts to receive a securities exemption from the Israeli Securities Authority to avoid the requirement to file an Israeli securities prospectus in relation to the Plan. If such exemption is obtained, copies of the Plan and the Form S-8 or S-1 registration statement for the Plan as filed with the U.S. Securities and Exchange Commission will be made available by request from Manager HR, Tel Aviv. A Hebrew translation may be provided upon request.

Italy
Data Privacy Consent. Pursuant to the GDPR (General Data Protection Regulation – EU No. 2016/679) and to Legislative Decree no. 196/2003, the Controller of personal data processing is Twist Bioscience Corporation, with registered offices at 681 Gateway Blvd, South San Francisco, CA 94080 USA, and its Representative in Italy for privacy purposes is Paula Green, SVP, Human Resources at pgreen@twistbioscience.com.

By accepting this Award, Participant understands that Personal Data processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Personal Data are collected and with confidentiality and security provisions as set forth by applicable laws and regulations, with specific reference to the GDPR (General Data Protection Regulation – EU No. 2016/679) and to Legislative Decree no. 196/200.

The processing activity, including the communication and transfer of Participant’s Personal Data abroad, including outside of the European Union, as herein specified and pursuant to applicable law, does not require your consent thereto as the processing is necessary for the performance of contractual obligations related to the implementation, administration and management of the Plan. Participant understands that the use of Participant’s Personal Data will be minimized where it is not necessary for the implementation, administration and management of the Plan. Participant further understands that, pursuant to Sections 12 to 21 of the GDPR, Participant has the right to, including but not limited to, (i) access, (ii) delete, (iii) update, and (iv) ask for rectification of Participant’s Personal Data, as well as to request, from the Controller, the (v) restriction of processing concerning Participant’s Personal Data or to (vi) object to processing, as well as the right to (vii) “data portability”. Furthermore, Participant is aware that Participant’s Personal Data will not be used for direct marketing purposes.
Foreign Ownership Reporting. To the extent the Participant holds investments or assets outside Italy, including shares of Stock received under the Plan, the Participant will need to report such holdings to the Italian Tax Authorities annually via Form RW, regardless of the total value of such foreign holdings.

Japan
Foreign Ownership Reporting. If the Participant acquires Stock valued at more than ¥100,000,000 total, the Participant must file a Securities Acquisition Report with the Ministry of Finance (“MOF”) through the Bank of Japan within 20 days of the acquisition of the Stock.

Exit Tax. Please note that the Participant may be subject to tax on the Participant’s Restricted Stock Units, even prior to vesting, if the Participant relocates from Japan and (1) holds financial assets with an aggregate value of ¥100,000,000 or more upon departure from Japan and (2) maintained a principal place of residence (jusho) or temporary place of abode (kyosho) in Japan for 5 years or more during the 10-year period immediately prior to departing Japan. The Participant should discuss the Participant’s tax treatment with the Participant’s personal tax advisor.

Netherlands
Taxation and Social Insurance. All tax consequences resulting from Participant’s Plan and these terms and conditions (including withholding of payroll taxes or similar taxes or contributions abroad if you are subject to similar taxes or contributions in that country), as well as consequences as a result of future changes in the tax regulations, are at your own expense and risk.

By accepting the Restricted Stock Units and agreeing to these terms and conditions, Participant agrees that Participant chooses that payroll taxes will be withheld and remitted at the time of exercising the Restricted Stock Units in accordance with Section 10a (12) of the Payroll Tax Act 1964 (text 2023).

Singapore
Securities Law Information. This offer and the Shares to be issued hereunder shall be made available only to an employee, director, consultant, or other “qualifying person” of the Company or its Subsidiary, in reliance on the prospectus exemption set out in Section 273(1)(i) read together with Section 273(2) of the Securities and Futures Act (Chapter 289) of Singapore (the “SFA”) and is not made with a view to the Shares so issued being subsequently offered for sale or sold to any other party in Singapore. Participant understands and acknowledges that this Award Agreement and/or any other document or material in connection with this offer and the Shares thereunder have not been and will not be lodged, registered or reviewed by the Monetary Authority of Singapore. Any and all Shares to be issued hereunder shall therefore be subject to the general resale restriction under Section 257 of the SFA, and Participant undertakes not to make any subsequent sale in Singapore, or any offer of sale in Singapore, of any of the shares of the Shares (received upon exercise of this offer), unless that sale or offer in Singapore is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) other than Section 280 of the SFA.

Director Notification. If the Participant is a director, associate director or shadow director of a Singaporean Subsidiary or Affiliate of the Company, then the Participant is subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singapore Subsidiary or Affiliate in writing when the Participant receives an interest (e.g., Restricted Stock Units, Shares) in the Company or any related companies. In addition, the Participant must notify the Singaporean Subsidiary or Affiliate when the Participant sells Shares of the Company or any related company (including when the Participant sells shares of Stock acquired through vesting of Restricted Stock Units). These notifications must be made within two business days of acquiring or disposing of any interest in the Company or any related company. In addition, a notification must be made of interests in the Company or any related company within two business days of becoming a director.

Exit Tax and Deemed Exercise Rule. If the Participant has received the Restricted Stock Units in relation to the Participant’s employment in Singapore, please note that if, prior to the vesting of the Participant’s Restricted Stock Units, the Participant is 1) a permanent resident of Singapore and leaves Singapore permanently or is transferred out of Singapore; or 2) neither a Singapore citizen nor permanent resident and either ceases employment in Singapore or leaves Singapore for any period exceeding 3 months (unless it can be proven that Participant is not leaving permanently), the Participant will likely be taxed on the Participant’s unvested Restricted Stock Units on a “deemed exercise” basis, even if the Restricted Stock Units have not yet vested. The Participant should discuss the Participant’s tax treatment with the Participant’s personal tax advisor.

South Korea

Foreign Ownership Reporting. A Korean tax resident is required to report foreign bank and financial accounts (including foreign brokerage accounts) to the Korean National Tax Service between 1 June and 30 June of the following year if the aggregate balance of these accounts exceeds KRW 500 million for any last day of a month during a calendar year. These requirements change periodically, so Participant should consult their personal advisor to determine the specific reporting obligations.

Foreign Exchange Requirements. Korean residents are generally permitted to own shares in a foreign company and hold a foreign brokerage account. However, they may only acquire and dispose of shares in a foreign company through the foreign brokerage account to the extent that the shares in a foreign company are acquired and sold off-market (i.e., through an over-the-counter transaction). If the shares in a foreign company are acquired or disposed of on the market, the transaction must be conducted through a domestic brokerage account linked to the foreign brokerage account. Participant should consult his or her personal advisor to determine the specific obligations.

Spain
Foreign Ownership Reporting. If the Participant is a Spanish resident, the Participant’s acquisition, purchase, ownership, and/or sale of foreign-listed stock may be subject to ongoing annual reporting obligations with the Dirección General de Politica Comercial e Inversiones Exteriores (“DGPCIE”) of the Ministerio de Economia, the Bank of Spain, and/or the tax authorities. These requirements change periodically, so the Participant should consult the Participant’s personal advisor to determine the specific reporting obligations.

Currently, the Participant must declare the acquisition of Shares to DGPCIE for statistical purposes. The Participant must also declare the ownership of any shares of Stock with the DGPCIE each January while the shares are owned. The relevant forms are Form D6 and, depending on the amount of assets, Form D8.

In addition, if the Participant performs transactions with non-Spanish residents or holds a balance of assets and liabilities with foreign parties higher than EUR 1,000,000, the Participant may be required to report such transactions and accounts to the Bank of Spain. The frequency (monthly, quarterly or annually) of the notification will vary depending on the total value of the transactions or the balance of assets and liabilities.

If the Participant holds assets or rights outside of Spain (including Shares acquired under the Plan), the Participant may also have to file Form 720 with the tax authorities, generally if the value of the Participant’s foreign investments exceeds EUR 50,000. Please note that reporting requirements are based on what the Participant has previously disclosed and the increase in value and the total value of certain groups of foreign assets.

United Kingdom
Form of Settlement. Notwithstanding any discretion in the Plan, the Notice or the Award Agreement to the contrary, settlement of the Restricted Stock Units shall be in Shares and not, in whole or in part, in the form of cash.

HMRC National Insurance Contributions.  Participant agrees that:

(a)Tax-Related Items within Section 7 of the Award Agreement shall include any secondary class 1 (employer) National Insurance Contributions that:

(i)any employer (or former employer) of Participant is liable to pay (or reasonably believes it is liable to pay); and
(ii)may be lawfully recovered from Participant; and

(b)if required to do so by the Company (at any time when the relevant election can be made) Participant shall:

(i)make a joint election (with the employer or former employer) in the form provided by the Company to transfer to Participant the whole or any part of the secondary class 1 (employer) National Insurance Contributions liability that falls within Section 7 of the Award Agreement; and
(ii)enter into arrangements required by HM Revenue & Customs (or any other tax authority) to secure the payment of the transferred liability; and

(c)Participant hereby indemnifies and shall keep indemnified the Company and any employer (or former employer) for all and any Tax-Related Items which may arise upon the grant, vesting or settlement of the Restricted Stock Units, ownership or disposition of Shares, receipt of dividends, if any, or otherwise in connection with the Restricted Stock Units or the Shares.

24